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                                                                    EXHIBIT 99.1

                HANOVER DIRECT, INC. SAVINGS AND RETIREMENT PLAN

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the Hanover Direct, Inc. Savings and Retirement Plan (the "Plan") for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Edward M. Lambert as Executive Vice President and Chief Financial Officer of Hanover Direct, Inc. and Brian Harriss as Chairman of the Administrative Committee of the Plan, hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Hanover Direct, Inc. Savings and Retirement Plan.


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June 30, 2003                           /s/ Edward M. Lambert
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                                        Name: Edward M. Lambert
                                        Title:Executive Vice President and
                                              Chief Financial Officer


June 30, 2003                           /s/ Brian Harriss
                                        ----------------------------------------
                                        Name: Brian Harriss
                                        Title:Chairman, Administrative Committee
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